Exhibit 99.1

US $500,000.00	March 30, 2007

Loan Agreement

For value received, the undersigned Company promises to pay to the order of Bravenet Web Services, Inc. the sum of FIVE HUNDRED THOUSAND ($500,000) United States Dollars with interest at the rate of 10% per annum, calculated from March 30, 2007, monthly not in advance.

Any payments of the above Loan Agreement are subject to approval of the QuoteMedia, Inc. Board of Directors, based on sufficient funds being available for any repayments and such repayments not to impair continuing operations of the Company.

QuoteMedia, Inc.

/s/ R. Keith Guelpa
R.K. Guelpa
President

Above Terms and Conditions accepted by:

Bravenet Web Services, Inc.

/s/ David M. Shworan
D.M. Shworan
President